Exhibit 99.1

PHILADELPHIA CONSOLIDATED HOLDING CORP.
THIRD QUARTER RESULTS
SEPTEMBER 30, 2004

OCTOBER 21, 2004 PRESS RELEASE

Bala Cynwyd, PA – Philadelphia Consolidated Holding Corp. (PHLY-NASDAQ) today reported a net loss for the third quarter ended September 30, 2004 of $2.1 million ($0.09 diluted and $0.09 basic loss per share) vs. net income of $23.6 million ($1.04 diluted and $1.08 basic earnings per share) for the same period in 2003. The 2004 third quarter results reflect:

•	$38.4 million pretax ($25.0 million after tax, or $1.07 diluted loss per share) of hurricane catastrophe losses as a result of Hurricanes Charley, Frances, Ivan and Jeanne;

•	$27.7 million pretax ($18.0 million after tax, or $0.77 diluted loss per share) accelerated reinsurance premium expense due to the utilization of certain catastrophe reinsurance coverages as a result of the above mentioned multiple hurricane events;

•	A decrease in the 2004 accident year ultimate loss ratio to recognize better than anticipated pricing and loss trends. This decrease in the 2004 accident year loss ratio also resulted in a release of $27.2 million of 2004 accident year loss reserves. The ultimate loss ratios for certain prior accident years were increased resulting in a $25.1 million increase in loss reserves;

•	$0.3 million pretax ($0.2 million after tax, or $0.01 diluted earnings per share) in realized investment gains.

For the quarter ended September 30, 2004, gross written premiums increased by 28.3% to $367.4 million vs. $286.4 million in the third quarter of 2003. The combined ratio for the quarter ended September 30, 2004 was 108.9%. The hurricane losses and associated accelerated catastrophe reinsurance premium expense contributed 31.8 percentage points to the combined ratio for the quarter ended September 30, 2004.

Net income for the nine months ended September 30, 2004 was $51.3 million ($2.21 diluted and $2.32 basic earnings per share) versus $41.7 million ($1.85 diluted and $1.90 basic earnings per share) for the same period in 2003. After-tax realized investment gains were $0.6 million ($0.03

Press Release
October 21, 2004

diluted earnings per share) versus $0.9 million ($0.04 diluted loss per share) of after-tax realized investment losses for the same period in 2003.

James J. Maguire, Jr. CEO said: “Our thoughts and prayers are with those whose lives were affected by the unprecedented hurricane activity. I am proud of the efforts being put forth by our employees to quickly and efficiently resolve policyholder claims. Although the hurricane activity adversely impacted our quarter, I am otherwise pleased with the results of our core operations.

Renewal retention levels for our commercial and specialty segments remained high in the mid 90 percent. Price increases have trended downward from the second quarter, but we saw average increases approximating 3%. I remain confident about our business prospects for the balance of 2004.”

The Company will hold its quarterly conference call to discuss third quarter 2004 results today at 3:00 PM EDST. The call is being webcast and may be accessed at the Company’s web site at www.phly.com. The dial-in phone number for the conference call is (800) 915-4836.

A replay of the webcast will be archived through November 12, 2004 at the same URL.

Forward-Looking Information

This release may contain forward-looking statements that are based on management’s estimates, assumptions and projections. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, results of the Company’s business, and the other matters referred to above include, but are not limited to: (i) changes in the business environment in which the Company operates, including inflation and interest rates; (ii) changes in taxes, governmental laws, and regulations; (iii) competitive product and pricing activity; (iv) difficulties of managing growth profitably; (v) claims development and the adequacy of our liability for unpaid loss and loss adjustment expenses; (vi) severity of natural disasters and other catastrophe losses; (vii) adequacy of reinsurance coverage which may be obtained by the Company; (viii) ability and willingness of our reinsurers to pay; and (ix) future terrorist attacks.

Philadelphia Insurance Companies, rated “A+” (Superior) by A.M. Best Company, is a specialty niche Company which markets and underwrites property and casualty insurance products through 36 proprietary underwriting offices across the U.S. of A. For more information about our Company or to review our 2003 annual report, visit our web site at www.phly.com.

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	As of
	September 30,	December 31,
	2004	2003
	(Unaudited)	(Restated)
ASSETS
INVESTMENTS:
FIXED MATURITIES AVAILABLE FOR SALE AT MARKET (AMORTIZED COST $1,234,040 AND $1,066,523)	$1,251,297	$1,081,694
EQUITY SECURITIES AT MARKET (COST $114,382 AND $79,813)	121,520	90,358

TOTAL INVESTMENTS	1,372,817	1,172,052
CASH AND CASH EQUIVALENTS	116,175	73,942
ACCRUED INVESTMENT INCOME	13,496	11,008
PREMIUMS RECEIVABLE	236,842	179,509
PREPAID REINSURANCE PREMIUMS AND REINSURANCE RECEIVABLES	793,197	292,157
DEFERRED INCOME TAXES	23,682	18,147
DEFERRED ACQUISITION COSTS	90,159	56,288
PROPERTY AND EQUIPMENT, NET	19,911	16,821
GOODWILL	25,724	25,724
OTHER ASSETS	68,642	25,293

TOTAL ASSETS	$2,760,645	$1,870,941

LIABILITIES AND SHAREHOLDERS’ EQUITY
POLICY LIABILITIES AND ACCRUALS:
UNPAID LOSS AND LOSS ADJUSTMENT EXPENSES	$1,242,256	$627,086
UNEARNED PREMIUMS	541,717	422,589

TOTAL POLICY LIABILITIES AND ACCRUALS	1,783,973	1,049,675
FUNDS HELD PAYABLE TO REINSURER	124,557	110,011
LOANS PAYABLE	36,781	48,482
PREMIUMS PAYABLE	77,905	35,044
OTHER LIABILITIES	131,894	82,083

TOTAL LIABILITIES	2,155,110	1,325,295

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
PREFERRED STOCK, $.01 PAR VALUE, 10,000,000 SHARES AUTHORIZED, NONE ISSUED AND OUTSTANDING	—	—
COMMON STOCK, NO PAR VALUE, 100,000,000 SHARES AUTHORIZED, 22,231,432 AND 22,007,552 SHARES ISSUED AND OUTSTANDING	291,390	281,088
NOTES RECEIVABLE FROM SHAREHOLDERS	(6,331)	(5,444)
ACCUMULATED OTHER COMPREHENSIVE INCOME	15,857	16,715
RETAINED EARNINGS	304,619	253,287

TOTAL SHAREHOLDERS’ EQUITY	605,535	545,646

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,760,645	$1,870,941

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2004	2003	2004	2003
		(Restated)		(Restated)
REVENUE:
NET EARNED PREMIUMS	$187,845	$146,676	$548,830	$418,387
NET INVESTMENT INCOME	10,896	9,173	31,669	28,348
NET REALIZED INVESTMENT GAIN (LOSS)	268	474	985	(1,309)
OTHER INCOME	719	1,988	2,930	3,689

TOTAL REVENUE	199,728	158,311	584,414	449,115

LOSSES AND EXPENSES:
LOSS AND LOSS ADJUSTMENT EXPENSES	760,267	100,645	1,027,473	328,023
NET REINSURANCE RECOVERIES	(612,498)	(21,240)	(676,144)	(65,232)

NET LOSS AND LOSS ADJUSTMENT EXPENSES	147,769	79,405	351,329	262,791
ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES	56,863	41,542	155,489	120,120
OTHER OPERATING EXPENSES	1,674	2,668	6,085	5,974

TOTAL LOSSES AND EXPENSES	206,306	123,615	512,903	388,885

INCOME (LOSS) BEFORE INCOME TAXES	(6,578)	34,696	71,511	60,230

INCOME TAX EXPENSE (BENEFIT):
CURRENT	(1,541)	10,403	24,222	25,392
DEFERRED	(2,942)	718	(4,043)	(6,832)

TOTAL INCOME TAX EXPENSE (BENEFIT)	(4,483)	11,121	20,179	18,560

NET INCOME (LOSS)	$(2,095)	$23,575	$51,332	$41,670

PER AVERAGE SHARE DATA:
BASIC EARNINGS (LOSS) PER SHARE	$(0.09)	$1.08	$2.32	$1.90

DILUTED EARNINGS (LOSS) PER SHARE	$(0.09)	$1.04	$2.21	$1.85

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	22,230,729	21,913,053	22,120,481	21,879,748
WEIGHTED-AVERAGE SHARE EQUIVALENTS OUTSTANDING	1,132,451	787,627	1,120,535	681,716

WEIGHTED-AVERAGE SHARES AND SHARE EQUIVALENTS OUTSTANDING	23,363,180	22,700,680	23,241,016	22,561,464